UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2015
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.

On March 6, 2015, LDR Médical, S.A.S. (“Médical”), a wholly owned subsidiary of LDR Holding Corporation (the “Company”), entered into a Commercial Lease agreement (the “Lease”) with CIRMAD Est. (the “Landlord”), for an office, warehouse and logistics building being built by the Landlord in Troyes, France (the “New Premises”). The Lease will commence following completion of the New Premises, which is anticipated in March of 2016, at which time Médical will relocate its headquarters to the New Premises.

The initial term of the Lease is ten years. Médical has the option to extend the Lease for an additional nine years, subject to Médical’s right to terminate the Lease on the third anniversary and the sixth anniversary of such extension. The New Premises are 83,250 square feet, and the annual base rent is €1,041,305, subject to increase based on the tertiary activities rent index published by the French National Institute for Statistics and Economic Studies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Dated:	March 10, 2015	By:	/s/ Scott Way
Scott Way
Executive Vice President, General Counsel, Compliance Officer and Secretary